Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Zartex Inc on Form S-1 to be filed on or about December 27, 2016 of our report dated October 13, 2016. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC

Astoria, New York

December 27, 2016